UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2006

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware 03-0339228
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Item 1.01 Entry into a Material Definitive Agreement

On March 23, 2006, Green Mountain Coffee Roasters, Inc. (the "Company") and Bank of America, N.A., for itself, as a Lender, and as Agent for other Lenders entered into a Second Amendment to Second Amended and Restated Credit Agreement and Loan Documents (the "Amendment") with respect to the Second Amended and Restated Credit Agreement dated as of June 30, 2004, as amended. The Amendment extends the commitment termination date with respect to the revolving loan from March 31, 2006 to April 1, 2008. In consideration for the extension of the commitment termination date, the Company agreed to pay a fee of $10,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:__/S/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: March 27, 2006